SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2018 (January 4, 2018)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On January 4, 2018, Flowers Foods, Inc. (the “company”) issued a trade notice informing certain third-party customers of the voluntary recall of unbaked (raw) frozen biscuits because of possible contamination with Listeria monocytogenes. The biscuits were produced on a single production line that has been shut down. The company has launched an investigation and is working with the Food and Drug Administration and an independent consultant. The recalled biscuits were sold by the third-party customers under their brands. No illnesses have been reported and no other Flowers products are involved in the recall. The recall is not anticipated to be financially material.

Unbaked (raw) frozen biscuits are not ready-to-eat. They require baking that will kill foodborne bacteria, if baking instructions are properly followed. The company is continuing in-depth testing, and the line will remain shut down until further notice.

Forward-Looking Statements

Statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding the biscuit recall and the potential impact of the product recall and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this report and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, and (m) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Administrative Officer

Date: January 11, 2018